Sprinklr Announces Third Quarter Fiscal 2024 Results
•Q3 Total Revenue of $186.3 million, up 18% year-over-year
•Q3 Subscription Revenue of $170.5 million, up 22% year-over-year
•Continued growth and operational improvements generate net cash provided by operating activities of $21.0 million and free cash flow* of $15.9 million in Q3
•RPO and cRPO up 34% and 19% year-over-year, respectively
•123 $1 million customers, up 15% year-over-year

NEW YORK, New York--December 6, 2023--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its third quarter ended October 31, 2023.
“We had another solid quarter across the board with record levels of profitability supported by strength in our Sprinklr Service product suite. We're committed to helping customers achieve productivity gains across their front office through leveraging generative AI, turning vast amounts of unstructured data into actionable insights, and unifying their customer-facing teams that result in superior customer experiences,” said Ragy Thomas, Founder and CEO at Sprinklr.

Third Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue for the third quarter was $186.3 million, up from $157.3 million one year ago, an increase of 18% year-over-year. Subscription revenue for the third quarter was $170.5 million, up from $139.9 million one year ago, an increase of 22% year-over-year.
•Operating Income (Loss) and Margin*: Third quarter GAAP operating income was $13.2 million, compared to an operating loss of $4.6 million one year ago. Non-GAAP operating income was $27.4 million, compared to a non-GAAP operating income of $6.9 million one year ago. For the third quarter, GAAP operating margin was 7% and non-GAAP operating margin was 15%.
•Net Income (Loss) Per Share*: Third quarter net income per share, basic was $0.06, compared to net loss per share, basic of $0.02 in the third quarter of fiscal year 2023. Non-GAAP net income per share, basic for the third quarter was $0.12, compared to non-GAAP net income per share, basic of $0.02 in the third quarter of fiscal year 2023.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of October 31, 2023 was $656.4 million.

* Free cash flow, non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income (loss), net income (loss) or income (loss) per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the fourth fiscal quarter ending January 31, 2024:
•Subscription revenue between $172.5 million and $174.5 million.
•Total revenue between $187.5 million and $189.5 million.
•Non-GAAP operating income between $20.3 million and $22.3 million.
•Non-GAAP net income per share between $0.08 and $0.09, assuming 275 million basic weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2024:
•Subscription revenue between $664 million and $666 million.
•Total revenue between $725.5 million and $727.5 million.
•Non-GAAP operating income between $80 million and $82 million.
•Non-GAAP net income per share between $0.36 and $0.37, assuming 273 million basic weighted-average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures associated with our condensed consolidated statements of operations:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating income (loss) and non-GAAP operating margin
•Non-GAAP net income (loss) and non-GAAP net income (loss) per share
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. In periods of net loss, we calculate non-GAAP net income (loss) per share by using non-GAAP net income (loss) divided by basic weighted average shares for the period regardless of whether we are in a non-GAAP net income or (loss) position and assuming that all potentially dilutive securities are anti-dilutive.
In addition, the press release and the accompanying tables contain free cash flow, which is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, December 6, 2023, to discuss third quarter fiscal 2024 financial results, as well as the fourth quarter and full year fiscal 2024 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13742711. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,400 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100. Sprinklr's value to the enterprise is simple: We un-silo teams to make customers happier.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year fiscal 2024. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of increases in inflation rates, higher interest rates, recent bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the SEC on September 6, 2023, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$172,462	$188,387
Marketable securities	483,969	390,239
Accounts receivable, net of allowance of $4.9 million and $3.2 million, respectively	153,660	205,038
Prepaid expenses and other current assets	77,228	78,865
Total current assets	887,319	862,529
Property and equipment, net	30,597	22,885
Goodwill and other intangible assets	50,221	50,349
Operating lease right-of-use assets	27,576	15,725
Other non-current assets	92,001	73,503
Total assets	$1,087,714	$1,024,991

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$22,473	$30,101
Accrued expenses and other current liabilities	72,781	97,524
Operating lease liabilities, current	6,208	7,134
Deferred revenue	297,130	324,140
Total current liabilities	398,592	458,899
Deferred revenue, non-current	1,155	1,371
Deferred tax liability, non-current	1,300	1,289
Operating lease liabilities, non-current	23,530	9,633
Other liabilities, non-current	4,933	4,467
Total liabilities	429,510	475,659
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	3
Class B common stock	4	6
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,153,761	1,074,149
Accumulated other comprehensive loss	(5,383)	(4,384)
Accumulated deficit	(466,351)	(496,611)
Total stockholders’ equity	658,204	549,332
Total liabilities and stockholders’ equity	$1,087,714	$1,024,991

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Subscription	$170,464	$139,906	$491,581	$400,301
Professional services	15,861	17,345	46,572	52,558
Total revenue	186,325	157,251	538,153	452,859
Costs of revenue:
Costs of subscription (1)	29,877	26,249	85,136	76,759
Costs of professional services (1)	16,571	14,271	46,716	47,641
Total costs of revenue	46,448	40,520	131,852	124,400
Gross profit	139,877	116,731	406,301	328,459
Operating expense:
Research and development (1)	23,146	19,208	68,230	56,531
Sales and marketing (1)	75,446	79,538	244,766	253,418
General and administrative (1)	28,096	22,588	77,820	67,916
Total operating expense	126,688	121,334	390,816	377,865
Operating income (loss)	13,189	(4,603)	15,485	(49,406)
Other income, net	6,328	1,093	18,324	1,304
Income (loss) before provision for income taxes	19,517	(3,510)	33,809	(48,102)
Provision for income taxes	2,550	2,350	3,549	6,973
Net income (loss)	$16,967	$(5,860)	$30,260	$(55,075)
Net income (loss) per share, basic	$0.06	$(0.02)	$0.11	$(0.21)
Weighted average shares used in computing net income (loss) per share, basic	271,202	260,285	268,596	258,677
Net income (loss) per share, diluted	$0.06	$(0.02)	$0.11	$(0.21)
Weighted average shares used in computing net income (loss) per share, diluted	288,121	260,285	285,985	258,677
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
Costs of subscription	$268	$282	$858	$1,079
Costs of professional services	331	368	1,139	1,770
Research and development	2,128	2,204	9,092	7,700
Sales and marketing	6,132	5,071	18,398	18,736
General and administrative	5,071	3,284	12,618	10,635
Stock-based compensation expense, net of amounts capitalized	$13,930	$11,209	$42,105	$39,920

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flow from operating activities:
Net income (loss)	$30,260	$(55,075)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	11,283	8,727
Bad debt expense	3,370	1,161
Stock-based compensation expense, net of amounts capitalized	42,105	39,920
Non-cash lease expense	6,102	4,759
Deferred income taxes	(3,205)	—
Net amortization/accretion on marketable securities	(12,379)	—
Other non-cash items, net	56	(549)
Changes in operating assets and liabilities:
Accounts receivable	47,876	29,358
Prepaid expenses and other current assets	2,246	27,246
Other non-current assets	(8,424)	(5,782)
Accounts payable	(8,878)	(1,243)
Operating lease liabilities	(6,098)	(5,448)
Accrued expenses and other current liabilities	(23,744)	(625)
Litigation settlement	—	(12,000)
Deferred revenue	(26,807)	(24,578)
Other liabilities	399	(1,285)
Net cash provided by operating activities	54,162	4,586
Cash flow from investing activities:
Purchases of marketable securities	(443,850)	(640,173)
Sales of marketable securities	5,375	2,838
Maturities of marketable securities	357,422	459,026
Purchases of property and equipment	(6,494)	(2,923)
Capitalized internal-use software	(8,791)	(7,733)
Net cash used in investing activities	(96,338)	(188,965)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	32,331	15,997
Proceeds from issuance of common stock upon ESPP purchase	3,970	6,213
Net cash provided by financing activities	36,301	22,210
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,648)	(3,232)
Net change in cash, cash equivalents and restricted cash	(7,523)	(165,401)
Cash, cash equivalents and restricted cash at beginning of period	188,387	321,426
Cash, cash equivalents and restricted cash at end of period	$180,864	$156,025

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$139,877	$116,731	$406,301	$328,459
Stock-based compensation expense-related charges (1)	612	682	2,035	2,925
Non-GAAP gross profit	$140,489	$117,413	$408,336	$331,384
Gross margin	75%	74%	75%	73%
Non-GAAP gross margin	75%	75%	76%	73%

Non-GAAP operating income (loss):
U.S. GAAP operating income (loss)	$13,189	$(4,603)	$15,485	$(49,406)
Stock-based compensation expense-related charges (2)	14,204	11,341	44,043	40,659
Amortization of acquired intangible assets	50	133	150	399
Non-GAAP operating income (loss)	$27,443	$6,871	$59,678	$(8,348)
Operating margin	7%	(3)%	3%	(11)%
Non-GAAP operating margin	15%	4%	11%	(2)%

Free cash flow:
Net cash provided by operating activities	$21,027	$1,612	$54,162	$4,586
Purchase of property and equipment	(2,081)	(571)	(6,494)	(2,923)
Capitalized internal-use software	(3,047)	(2,717)	(8,791)	(7,733)
Free cash flow	$15,899	$(1,676)	$38,877	$(6,070)
(1) Employer payroll tax related to stock-based compensation for the periods ended October 31, 2023 and 2022 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.3 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended October 31, 2023 and 2022, respectively, and $1.9 million and $0.7 million of employer payroll tax related to stock-based compensation expense for the nine months ended October 31, 2023 and 2022, respectively.

	Three Months Ended October 31,
	2023			2022
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income (Loss) reconciliation to Net Income (Loss)
Net income (loss)	$16,967	$0.06	$0.06	$(5,860)	$(0.02)	$(0.02)
Add:
Stock-based compensation expense-related charges	14,204	0.06	0.05	11,341	0.04	0.04
Amortization of acquired intangible assets	50	0.00	0.00	133	0.00	0.00
Total additions, net	14,254	0.06	0.05	11,474	0.04	0.04
Non-GAAP Net Income	$31,221	$0.12	$0.11	$5,614	$0.02	$0.02
Weighted-average shares outstanding used in computing net income (loss) per share, basic	271,202			260,285
Weighted average shares outstanding used in computing net income (loss) per share, diluted	288,121			260,285

	Nine Months Ended October 31,
	2023			2022
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income (Loss) reconciliation to Net Income (Loss)
Net income (loss)	$30,260	$0.11	$0.11	$(55,075)	$(0.21)	$(0.21)
Add:
Stock-based compensation expense-related charges	44,043	0.17	0.15	40,659	0.16	0.16
Amortization of acquired intangible assets	150	0.00	0.00	399	0.00	0.00
Total additions, net	44,193	0.17	0.15	41,058	0.16	0.16
Non-GAAP Net Income (Loss)	$74,453	$0.28	$0.26	$(14,017)	$(0.05)	$(0.05)
Weighted-average shares outstanding used in computing net income (loss) per share, basic	268,596			258,677
Weighted average shares outstanding used in computing net income (loss) per share, diluted	285,985			258,677